UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2016

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2016, the Board of Directors (the “Board”) of Kaiser Aluminum Corporation (the “Company”) adopted a rights plan (the “Plan”) and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (“Common Stock”). The dividend is payable on April 22, 2016 to the Company’s stockholders of record on that date. The terms of the Rights Plan and the Rights are set forth in a Tax Asset Protection Rights Agreement, dated as of April 7, 2016 (the “Tax Asset Protection Agreement”), by and between Kaiser Aluminum Corporation and Computershare Inc., as rights agent.

The purpose of the Plan is to preserve the Company’s ability to utilize its net operating loss (“NOL”) carryforwards and other significant tax attributes (collectively, “Tax Benefits”) to offset future taxable income in the United States. The Company’s ability to utilize its Tax Benefits to offset future taxable income may be significantly limited if the Company experiences an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an “ownership change” will occur when the percentage of the Company’s ownership by one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50 percent over the lowest percentage owned by such stockholders at any time during the prior three years. The Plan is designed to reduce the likelihood of an “ownership change” that would limit the utilization of the Company’s Tax Benefits. However, the Plan does not eliminate the risk of such an “ownership change.”

In general terms, the Plan imposes a significant penalty upon any person or group that acquires beneficial ownership (defined generally as direct or constructive ownership as determined under Section 382 of the Code) of 4.99% or more of the outstanding Common Stock without the prior approval of the Board. Any Rights held by a person or group that acquires a percentage of Common Stock in excess of that threshold (an “Acquiring Person”) are void and may not be exercised.

The following description of the Rights Plan and the Rights is qualified in its entirety by reference to the full text of the Tax Asset Protection Agreement (including the exhibits thereto), a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by this reference.

The Rights. If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) for a purchase price of $400.00. Each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. Prior to exercise, however, a Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of:

•	10 days after a public announcement by the Company that a person or group has become an Acquiring Person; and

•	10 business days (or a later date determined by our board of directors) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

Until the date that the Rights become exercisable (the “Distribution Date),” Common Stock certificates will also evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates, which the Company will mail to all holders of Rights that have not become void.

After the Distribution Date, if a person or group already is or becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may exercise their Rights upon payment of the purchase price to purchase shares of Common Stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price (a “Flip-in Event”).

After the Distribution Date, if a Flip-in Event has already occurred and the Company is acquired in a merger or similar transaction, all holders of Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price, to purchase shares of the acquiring or other appropriate entity with a market value of two times the purchase price of the Rights.

Rights may be exercised to purchase Series A Preferred Stock only after the Distribution Date occurs and prior to the occurrence of a Flip-in Event as described above. A Distribution Date resulting from the commencement of a tender offer or exchange offer as described in the second bullet point above could precede the occurrence of a Flip-in Event, in which case the Rights could be exercised to purchase Series A Preferred Stock. A Distribution Date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a Flip-in Event, in which case the Rights could be exercised to purchase shares of Common Stock (or other securities or assets) as described above.

Exempted Persons and Exempted Transactions. The Board recognizes that there may be instances when an acquisition of Common Stock that would cause a stockholder to become an Acquiring Person may not jeopardize the availability of the Tax Benefits to the Company. Accordingly, the Plan grants discretion to the Board to designate a person as an “Exempt Person” or to designate a transaction involving Common Stock as an “Exempt Transaction.” An “Exempt Person” cannot become an Acquiring Person under the Plan. The Board can revoke an “Exempt Person” designation if it subsequently makes a contrary determination regarding whether a transaction by such person may jeopardize the availability of the Tax Benefits to the Company.

Expiration. The Rights will expire on the earliest of (i) April 7, 2019, the third anniversary of the action of the Board adopting the Plan, or such earlier date as of which the Board determines that the Plan is no longer necessary for the preservation of the Company’s Tax Benefits, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the effective time of the repeal of Section 382 of the Code if the Board determines that the Plan is no longer necessary for the preservation of the Company’s Tax Benefits, (v) the first day of a taxable year to which the Board determines that no Tax Benefits may be carried forward, and (vi) the day following the certification of the voting results of Kaiser Annual Meeting, if stockholder ratification of the adoption of the Protection Plan has not been obtained prior to that date.

Redemption. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.001 per Right at any time before the later of the Distribution Date and the date of the first public announcement or disclosure by the Company that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise Rights will terminate, and the only right of the holders of Rights will be to receive the redemption price. The redemption price will be adjusted if the Company declares a stock split or issue a stock dividend on Common Stock.

Exchange. After the later of the Distribution Date and the date of the first public announcement by the Company that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may exchange each Right (other than Rights that have become void) for one share of Common Stock or an equivalent security.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Series A Preferred Stock, the number of shares of Series A Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or Common Stock. No adjustments to the purchase price of less than one percent will be made.

Amendments. Before the time Rights cease to be redeemable, the Board may amend or supplement the Plan without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.001 per Right. At any time thereafter, the Board may amend or supplement the Plan to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Plan, but only to the extent that those changes do not impair or adversely affect the interests of the holders of Rights and do not result in the Rights again becoming redeemable. The limitations on the Board’s ability to amend the Plan does not affect the Board’s power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the Rights, making any amendment to the Plan that is permitted by the Plan or adopting a new plan with such terms as the Board determines in its sole discretion to be appropriate.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 hereof is incorporated into this Item 3.03 by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”) to create the Series A Preferred Stock. The description of the rights of the Series A Preferred Stock set forth in Item 1.01 hereof is incorporated into this Item 5.03 this by reference. A copy of the Certificate of Designation is attached as Exhibit 3.1 hereto and is incorporated herein by this reference.

Item 8.01	Other Events.

On April 8, 2016, the Company issued a press release in connection with the adoption of the Plan. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Kaiser Aluminum Corporation, as filed with the Secretary of State of the State of Delaware on April 7, 2016.

4.1	Tax Asset Protection Rights Agreement, dated as of April 7, 2016, between Kaiser Aluminum Corporation and Computershare Inc., as Rights Agent (including the form of Certificate of Designation of Series A Junior Participating Preferred Stock attached as Exhibit A thereto, the form of Rights Certificate attached as Exhibit B thereto and the Summary of Rights to Purchase Preferred Stock attached as Exhibit C thereto).

99.1	Press Release dated April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION
(Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: April 8, 2016